EXHIBIT 10.47

SUMMARY OF COMPENSATION ARRANGEMENTS

Annual Base Salary

Our executive officers are “at will” employees. Currently we have no written or oral employment arrangements with our executive officers. A copy or description of any future such employment arrangement will be filed to the extent required.

The table below summarizes the current annual base salary we have with each of our named executive officers and directors. All of the compensation arrangements we have with our executive officers are reviewed and may be modified from time to time by the Compensation and Stock Option Committee of our Board of Directors.

Name	Annual Base Salary
William S. Boyd Chairman and Chief Executive Officer	2005: $ 2004: $	1,500,000 1,200,000

Michael J. Gaughan Director and Chief Executive Officer of Coast Casinos, Inc.	2005: $ 2004: $	850,000 750,000

Robert L. Boughner Director and Chief Executive Officer of Marina District Development Holding Company, LLC	2005: $ 2004: $	825,000 725,000

Donald D. Snyder President and Director	2005: $ 2004: $	650,000 600,000

Keith E. Smith Executive Vice President and Chief Operating Officer	2005: $ 2004: $	600,000 500,000

Ellis Landau Executive Vice President and Chief Financial Officer	2005: $ 2004: $	500,000 450,000

Marianne Boyd Johnson Vice Chairman and Senior Vice President	2005: $ 2004: $	200,000 175,000

William R. Boyd Vice President and Director	2005: $ 2004: $	175,000 160,000

Bonus Plans, Director Compensation Arrangements and Other Compensation

The information regarding bonus plans, director compensation arrangements and other compensation is set forth in our most recent definitive Proxy Statement for the Annual Meeting of Stockholders (and any definitive Annual Proxy Statement filed after the date hereof), which information is incorporated herein by reference.